Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129411 on Form S-3 and Registration Statements No. 333-97903, 333-91458, 333-62404 and 333-55438 on Form S-8 of our report dated March 10, 2006, relating to the consolidated financial statements of CoBiz Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of CoBiz Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Denver, Colorado
March 10, 2006